Exhibit 99.1

Press Release - MSC.Software Reports Results for the Fourth Quarter and Year ended December 31, 2006

Investor Contact:

Joanne Keates

Vice President, Investor Relations

MSC.Software

(714) 444-8551

joanne.keates@mscsoftware.com

MSC.Software Reports Financial Results for the

Fourth Quarter and Year Ended December 31, 2006

SANTA ANA, Calif. – February 28, 2007 - MSC.Software Corporation (NASDAQ: MSCS), the leading global provider of enterprise simulation solutions including simulation software and services, today announced financial results for the fourth quarter and year ended December 31, 2006.

REVENUE

Total revenue for the fourth quarter ended December 31, 2006 was $66.0 million compared to $84.9 million for the 2005 fourth quarter. Software revenue for the 2006 fourth quarter totaled $27.9 million compared to $46.3 million for the 2005 fourth quarter. The 2005 fourth quarter included $1.7 million of non-recurring PLM software revenue. The PLM business was sold in March 2006. In addition, the 2005 quarter benefited by $6.0 million in net restatement adjustments. Restatement adjustments arise from software license transactions which occurred prior to January 1, 2005. Net restatement adjustments reflect the difference between the restatement adjustments in 2005 and the restatement adjustments in 2006. For the fourth quarter ended December 31, 2006, maintenance revenue totaled $29.4 million and services revenue totaled $8.7 million, compared to $27.5 million of maintenance revenue and $11.0 million of services revenue for the 2005 fourth quarter. The 2005 quarter included $1.2 million of PLM services revenue.

Total revenue for the year ended December 31, 2006 was $259.7 million compared to $295.6 million for the year ended December 31, 2005. Software revenue for 2006 totaled $111.2 million compared to $144.0 million for 2005, which included $4.5 million of non-recurring PLM software revenue. In addition, 2005 benefited by approximately $11.0 million of net restatement adjustments. For 2006 maintenance revenue totaled $115.1 million and services revenue totaled $33.4 million compared to $107.5 million of maintenance revenue and $44.1 million of services revenue in 2005, which included $3.2 million of PLM services revenue.

“Fiscal 2006 was a year of both significant accomplishments and important challenges for MSC,” said Bill Weyand, CEO and Chairman of MSC.Software. “We completed the accounting restatement begun in 2004, we became current with all financial filings with the SEC, we successfully divested two non-core business activities and we began trading on NASDAQ, while at the same time completely revamping our product portfolio with a series of significant new product launches that positioned MSC to deliver enterprise simulation solutions.”

“We saw good traction with our enterprise simulation products in the fourth quarter, which will result in renewed software license growth opportunities in 2007,” added Mr. Weyand. “In addition, by leveraging our relationships with key global partners like IBM and Microsoft, we have positioned MSC to deliver sustained revenue growth both from our established engineering products as well as with our new family of enterprise simulation solutions. Along side our key channel partners including INCAT in Europe and the Americas, and ISID in Japan, we have a significant new revenue opportunity with our SimOffice channel product.”

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the year ended December 31, 2006 was $75.7 million, a decrease of 13.5% compared to $87.6 million in fiscal 2005. After adjusting 2005 for software and services revenue totaling $7.7 million for the PLM business, total revenue in the Americas decreased by 5.3%. Total revenue in EMEA for 2006 was $103.4 million, a decrease of 9.8% compared to $114.7 million for 2005. In the Asia Pacific region, total revenue for 2006 was $80.5 million, a decrease of 13.7% compared to $93.3 million for 2005.

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the 2006 fourth quarter were $54.4 million, compared to $52.3 million for the 2005 fourth quarter. The 2006 quarter included $1.0 million of additional stock based compensation recognized pursuant to FAS 123(R) and $1.7 million of consulting expenses related to the Oracle implementation. The 2005 quarter included expenses totaling $2.2 million related to facilities consolidations and $2.0 million related to special investigation and restatement audit fees. Excluding such expenses, total operating expenses for the 2006 fourth quarter were $51.7 million compared to $48.1 million for the 2005 fourth quarter.

The fourth quarter 2006 had an operating loss of ($0.9) million, compared to operating income of $13.3 million in the 2005 fourth quarter. For the 2006 fourth quarter, income from continuing operations totaled $11.2 million or $0.25 per diluted share, compared to income from continuing operations of $5.9 million or $0.14 per diluted share in the 2005 fourth quarter. The 2006 fourth quarter included a tax benefit totaling $11.0 million that was generated primarily by the release of valuation allowance on deferred tax assets.

For the year ended December 31, 2006, total operating expenses were $196.9 million compared to $195.8 million for 2005. Included in 2006 was a $4.6 million gain on the sale of assets of our PLM business. The 2006 period also included $6.0 million of audit and non-recurring professional services and audit fees incurred in connection with the 2005 audit, $6.0 million of consulting expenses related to the Oracle implementation, $5.3 million of additional stock based compensation related to the implementation of FAS 123(R), $0.7 million to settle previously disclosed claims and $0.6 million to terminate certain equipment leases. The 2005 period included $8.6 million of expenses related to the special investigation and restatement audit, $4.8 million provision for facilities closures, severance expenses totaling $3.9 million and $2.0 million of expense related to termination of a product distribution agreement. The 2005 period also included $5.7 million of PLM operating expenses. Excluding these items, operating expenses for 2006 totaled $182.9 million compared to $170.8 million for 2005.

Operating income for fiscal year 2006 was $4.7 million compared to $29.2 million for 2005. Income from continuing operations totaled $13.3 million or $0.35 per diluted share, compared to $11.9 million or $0.30 per diluted share for 2005.

GUIDANCE

The Company expects total revenue in the range of $270-$275 million for the year ended December 31, 2007. In addition, the Company expects its effective tax rate to be in the range of 40% to 42% for 2007.

CONFERENCE CALL

The Company will host a conference call to discuss the fourth quarter and year end financial results today at 1:30 pm pacific (4:30 pm eastern). The call will be web cast and can be accessed at the following URL: http://www.mscsoftware.com/ir/, or by dialing in to (800) 374-0151. The international dial-in number to access the live call is (706) 634-4981. To participate in the live conference call, use the following conference ID code: 9323034.

An archived version of the conference call will be available until March 2, 2007 and can be accessed at: (800) 642-1687 using the conference ID code: 9323034. An archive of the conference call will also be available at http://www.mscsoftware.com/ir/.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1100 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2005 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Financial Tables follow

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(in thousands, except per share value amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006
Revenue:
Software	$46,324	$27,895	$144,034	$111,231
Maintenance and Services	38,527	38,104	151,603	148,455

Total Revenue	84,851	65,999	295,637	259,686

Cost of Revenue:
COR Software	4,473	3,055	16,701	12,937
COR Maintenance and Services	14,692	9,409	53,943	45,162

Total Cost of Revenue	19,165	12,464	70,644	58,099

Gross Profit	65,686	53,535	224,993	201,587

Operating Expense:
Research and Development	12,733	11,432	47,256	43,249
Selling, General and Administrative	39,421	42,672	147,756	152,746
Amortization of Intangibles	194	188	750	750
Impairment Charges	—	141	—	141

Total Operating Expense	52,348	54,433	195,762	196,886

Operating Income (Loss)	13,338	(898)	29,231	4,701

Other (Income) Expense :
Interest Expense	1,118	254	4,415	3,583
Other Income, net	(553)	(1,400)	(902)	(5,292)

Total Other (Income) Expense, net	565	(1,146)	3,513	(1,709)

Income (Loss) From Continuing Operations Before Provision (Benefit) For Income Taxes	12,773	248	25,718	6,410
Provision (Benefit) For Income Taxes	6,858	(10,956)	13,817	(6,931)

Income From Continuing Operations	5,915	11,204	11,901	13,341

Discontinued Operations:
Income From Discontinued Operations, net of Income Taxes	431	—	1,027	436
Income (Loss) From Disposal of Discontinued Operations, net of Income Taxes	(1,110)	25	(1,110)	25

Total Income (Loss) From Discontinued Operations, net of Income Taxes	(679)	25	(83)	461

Net Income	$5,236	$11,229	$11,818	$13,802

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Basic Earnings Per Share From Continuing Operations	$0.19	$0.26	$0.39	$0.35
Diluted Earnings Per Share From Continuing Operations	$0.14	$0.25	$0.30	$0.35
Basic Earnings Per Share From Discontinued Operations	$(0.02)	$—	$—	$0.01
Diluted Earnings Per Share From Discontinued Operations	$(0.02)	$—	$—	$0.01
Basic Earnings Per Share	$0.17	$0.26	$0.38	$0.36
Diluted Earnings Per Share	$0.13	$0.25	$0.30	$0.36
Basic Weighted-Average Shares Outstanding	30,879	43,519	30,835	38,205
Diluted Weighted-Average Shares Outstanding	44,523	45,401	44,236	45,546

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

	December 31,	December 31,
	2005	2006
ASSETS
Current Assets:
Cash and Cash Equivalents	$99,478	$111,878
Investments	12,820	14,123
Trade Accounts Receivable	73,141	70,432
Other Current Assets	32,677	23,167

Total Current Assets	218,116	219,600

Property and Equipment, Net	16,271	19,055
Goodwill and Indefinite Lived Intangibles	180,491	178,457
Other Intangible Assets, Net	31,829	25,912
Other Assets	28,881	15,814

Total Assets	$475,588	$458,838

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$12,097	$10,666
Compensation and Related Costs	18,921	18,949
Current Deferred Revenue	94,625	71,694
Other Current Liabilities	30,594	19,931

Total Current Liabilities	156,237	121,240
Deferred Income Taxes	16,641	—
Long-Term Deferred Revenue	—	6,495
Long-Term Debt	107,375	6,756
Other Long Term Liabilities	13,647	13,439

Total Liabilities	293,900	147,930
Shareholders’ Equity:	181,688	310,908

Total Liabilities and Shareholders’ Equity	$475,588	$458,838

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